Exhibit 99.1

IMMEDIATE RELEASE	Contact: Dennis G. Moore
FOR:	Senior Vice President
Chief Financial Officer
(856) 532-6603

6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS CORP.

TO BUY BACK 500,000 SHARES OF ITS COMMON STOCK

Pennsauken, NJ, August 3, 2017 - - J & J Snack Foods Corp. (NASDAQ-JJSF) today announced that on August 3, 2017 its Board of Directors authorized the purchase for retirement  of 500,000 shares of its common stock.

The Company stated that the timing of purchases will depend on market conditions and other factors and that there is not a specific time frame in which it will make the purchases.

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, BAVARIAN BAKERY and other soft pretzels, ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S, CALIFORNIA CHURROS and OREO** Churros, PATIO Burritos and other handheld sandwiches, THE FUNNEL CAKE FACTORY funnel cakes, and several bakery brands within COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**OREO and the OREO wafer design are registered trademarks of Mondelez International group, used under license.